===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           UNION CARBIDE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                         Union Carbide Corporation
[LOGO OF
UNION CARBIDE            Notice of Annual Meeting of Stockholders
APPEARS HERE]            to be held on April 28, 1999 and
                         Proxy Statement




        March 15, 1999

[LOGO OF UNION         Union Carbide Corporation
CARBIDE APPEARS HERE]  39 Old Ridgebury Road, Danbury, CT 06817-0001

--------------------------------------------------------------------------------

NOTICE
of Annual Meeting of Stockholders
to be held on April 28, 1999

                                                                  March 15, 1999

     The annual meeting of the stockholders of Union Carbide Corporation will be held at 10:00 a.m. on Wednesday, April 28, 1999, in the John C. Creasy Health Education Center, 24 Hospital Avenue, Danbury, Connecticut, 06810, for the following purposes:

     1.   To elect a Board of nine directors for the ensuing year.

     2.   To ratify the selection of KPMG LLP as independent auditors for 1999.

     3. To consider a stockholder proposal regarding the shareholder rights plan, if such proposal is presented at the meeting.

     4. To transact such other business as may properly come before the meeting.

     Your vote is important. So that your stock will be represented at the meeting in the event that you do not attend, please vote your proxy by following the instructions attached to the proxy card.

     We hope that many of you will be able to attend the annual meeting. If you plan to do so, please call the toll free number -- 1-800-934-3350 -- and a member of our Shareholder Services Department will process your ticket request.


By Order of the Board of Directors

/s/ Bruce D. Fitzgerald

Bruce D. Fitzgerald
Vice-President, General Counsel and Secretary

[LOGO OF UNION               Union Carbide Corporation
CARBIDE APPEARS HERE]        39 Old Ridgebury Road, Danbury, CT 06817-0001

--------------------------------------------------------------------------------

PROXY STATEMENT
Table of Contents
                                                                           Page
General Information for Stockholders ..................................     5
Matters to be Considered at the Annual Meeting:
        1. Election of Directors ......................................     7
            Committees of the Board:
              Audit ...................................................    11
              Compensation and Management Development .................    11
              Executive ...............................................    11
              Finance and Pension .....................................    11
              Health, Safety and Environmental Affairs ................    11
              Nominating ..............................................    12
              Public Policy ...........................................    12
            Compensation of Directors .................................    12
            Five Year Cumulative Total Return .........................    13
            Report of Compensation and
             Management Development Committee .........................    14
            Summary Compensation Table ................................    17
            Stock Options Granted -- 1998 .............................    18
            Stock Options Exercised -- 1998 ...........................    19
            Retirement Program ........................................    19
            Security Ownership of Management ..........................    20
            Section 16(a) Beneficial Ownership Reporting Compliance ...    21
            Security Ownership of Certain Beneficial Owners ...........    21
            Change in Control Arrangements ............................    22
        2. Management Proposal to Ratify KPMG LLP as
           Independent Auditors for 1999 ..............................    23
        3. Stockholder Proposal Regarding the Shareholder Rights Plan .    24
        4. Other Business .............................................    26
Stockholder Proposals for 2000 Annual Meeting .........................    26
Proxy Solicitation ....................................................    26

General Information for Stockholders

How To Vote

     Proxies are solicited from stockholders by the Board of Directors of the Corporation to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends in person. Your vote is important. Please execute the enclosed proxy card promptly. The shares represented will be voted by the proxyholders named on the card in accordance with your directions. If the proxy card is executed and no choice is specified for a matter, the shares will be voted as recommended by the Board of Directors on that matter. If a stockholder is a participant in the Corporation's Dividend Reinvestment and Stock Purchase Plan, the proxy card will represent both the number of shares registered in the participant's name and the number of whole shares credited to the participant's account, and all shares will be voted in accordance with the instructions on the proxy card.

     As of January 31, 1999, 14,564,986 shares of common stock (ESOP Stock) were held by State Street Bank and Trust Company as Trustee of the Corporation's Employee Stock Ownership Plan ("ESOP"), which is part of the Corporation's Savings Program. By the terms of the trust agreement, the ESOP Trustee will vote ESOP Stock allocated to individual participants' accounts (7,119,999 shares as of January 31, 1999) as instructed by such participants, and will vote any allocated shares for which instructions are not received and all unallocated shares in the same proportion as the Trustee votes allocated shares for which voting instructions are received.

     Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also vote by ballot at the annual meeting, thereby canceling any proxy previously executed. A stockholder wishing to name as his or her proxy someone other than those designated on the proxy card may do so by crossing out the names of the three designated proxies and inserting the name(s) of the person(s) he or she wishes to have act as his or her proxy. No more than three individuals should be so designated. In such a case, it will be necessary that the proxy be delivered by the stockholder to the person(s) named, and that the person(s) named be present and vote at the meeting. Proxy cards on which alternate proxies have been named should not be mailed directly to the Corporation.

Confidential Voting

     It is Union Carbide's policy that all stockholder proxies, ballots and voting tabulations that identify the votes of specific stockholders be kept permanently confidential except as may be required by law or in the event of a contested proxy solicitation. Access to proxies and other stockholder voting records will be limited to independent inspectors of election, independent tabulators and to certain Union Carbide employees engaged in the receipt, count and tabulation of proxies. Such employees will be advised of this policy, instructed to comply therewith and sign a statement of compliance. The independent inspectors of election, in their report to the Board of Directors, will confirm that, to the best of their knowledge, the Corporation's policy was followed in the tabulation of the votes. This policy shall not operate to prohibit stockholders from disclosing the nature of their votes to the Corporation or the Board of Directors if any stockholder so chooses or to impair free and voluntary communication between the Corporation and its stockholders.

Matters Not Listed In Proxy

     Management knows of no matters other than those set forth on the proxy card that will be presented for action at the meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented in accordance with their best judgment on any other business that may come before the meeting, including stockholder proposals excluded from the Proxy Statement pursuant to SEC rule 14a-8.

Stockholders Entitled To Vote

     Stockholders of record at the close of business on March 9, 1999 are entitled to notice of the meeting and to vote the shares held on that date at the meeting. Each share of common stock of the Corporation is entitled to one vote. As of January 31, 1999, 132,923,663 shares of common stock of the Corporation were outstanding. Those shares were held by 45,538 stockholders of record.

Votes Required

     The nominees receiving a plurality of the votes cast will be elected as directors. An affirmative vote of a majority of the votes cast is required to ratify the appointment of auditors and to approve the stockholder proposal. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions are counted for quorum purposes only. Broker non-votes have the same effect as abstentions.

Matters to be Considered at the Annual Meeting

1. Election of Directors

   Unless individual stockholders specify otherwise, each executed proxy will be voted for the election to the Board of Directors of the Corporation of the nine nominees who are named on the following pages. These nominees were recommended by the Nominating Committee and approved by the Board. Each director has consented to being named as a nominee for director and agreed to serve if elected. Each director, if elected, would serve for a term of one year. If any of those named is not available for election at the time of the annual meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee named herein unavailable. All nominees are currently serving on the Corporation's Board of Directors. The ages of the nominees are as of March 1, 1999.

--------------------------------------------------------------------------------
[PHOTO OF C. FRED FETTEROLF APPEARS HERE]

          C. Fred Fetterolf, age 70, Director since 1987, Director of Various Corporations and Retired Director, President and Chief Operating Officer of Aluminum Company of America. Mr. Fetterolf is a graduate of Grove City (PA) College, where he received a B.S. in chemistry in 1952. He joined the Aluminum Company of America that same year and, following a number of sales and marketing assignments and service as Vice-President -- Operations, Primary Products, he was named Vice-President -- Science and Technology in February 1981 and Executive Vice-President -- Mill Products later that year. Mr. Fetterolf became President and a member of the Board of Directors in 1983 and in 1985 he assumed the additional responsibility of Chief Operating Officer until retiring in 1991. Mr. Fetterolf is a director of Allegheny Teledyne Incorporated, Commonwealth Industries, Inc., Dentsply International, Inc., Mellon Bank Corporation, Praxair, Inc. and Pennzoil-Quaker State Company, a trustee of Carnegie Mellon University and Eastern College and serves on a number of non-profit boards. He is Chairman of the Health, Safety and Environmental Affairs Committee and a member of the Audit, Compensation and Management Development and Nominating Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF RAINER E. GUT APPEARS HERE]

          Rainer E. Gut, age 66, Director since 1994, Chairman of the Board of Directors of Credit Suisse Group, Credit Suisse First Boston and Credit Suisse, all of Zurich, Switzerland. Mr. Gut was graduated from Cantonal School of Zug, Switzerland, and had professional training in Switzerland, Paris and London. Prior to his nomination in 1971 as Chairman and Chief Executive Officer of Swiss American Corporation, Credit Suisse's U.S. investment banking affiliate at that time, Mr. Gut was a general partner of Lazard Freres & Co. in New York. Elected as a Member of the Executive Board of Credit Suisse in 1973, he became its Speaker in 1977 and its President in 1982. In 1983, he was elected to Credit Suisse's Board of Directors and became its Chairman. Since 1986 Mr. Gut has chaired the Board of Directors of Credit Suisse Group. Mr. Gut is Vice-Chairman of the Board of Directors and Chairman elect of Nestle S.A., Vevey and a member of the Board of Directors of Pechiney, Paris, and Sofina S.A., Brussels. Mr. Gut is Chairman of the Finance and Pension Committee and a member of the Compensation and Management Development and Nominating Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF VERNON E. JORDAN, JR. APPEARS HERE]

          Vernon E. Jordan, Jr., age 63, Director since 1987, Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP. Mr. Jordan is a graduate of DePauw University where he received the degree of B.A. in 1957. He received the degree of J.D. from Howard University Law School in 1960 and a fellowship from the Institute of Politics, John F. Kennedy School of Government of Harvard University in 1969. Mr. Jordan has also received honorary degrees from numerous colleges and universities. Mr. Jordan, former Executive Director of The United Negro College Fund and President of the National Urban League, Inc. became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982. He is a member of the Arkansas Bar, District of Columbia Bar, Georgia Bar, The U.S. Supreme Court Bar, The American Bar Association, The National Bar Association and The Council on Foreign Relations. He is a director of the American Express Company, Bankers Trust Company, Bankers Trust New York Corporation, Callaway Golf Co., Chancellor Media Corporation, Dow Jones & Co., Inc., The Ford Foundation, J.C. Penney Company, Inc., Revlon Group, Inc., Ryder System Inc., Sara Lee Corporation and Xerox Corporation and a trustee of Howard University. Mr. Jordan is Chairman of the Nominating Committee and a member of the Executive, Finance and Pension and Public Policy Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF WILLIAM H. JOYCE APPEARS HERE]

          William H. Joyce, age 63, Director since 1992, Chairman of the Board, President and Chief Executive Officer of Union Carbide Corporation. Dr. Joyce was graduated from Penn State University in 1957 with the degree of B.S. in chemical engineering and from New York University with the degree of M.B.A. in 1971 and a Ph.D. in Business in 1984. He joined the Chemicals and Plastics Division of Union Carbide in 1957 and has been associated primarily with the Corporation's chemicals and plastics business throughout his career. Dr. Joyce became President of the Silicones and Urethane Intermediates Division in 1982 and was appointed President of the Polyolefins Division in 1985. In 1990, he was elected a Vice-President of the Corporation. In 1992, Dr. Joyce was elected Executive Vice-President of the Corporation responsible for operations, and in 1993, was elected President and Chief Operating Officer. In 1995, Dr. Joyce was elected President and Chief Executive Officer and effective January 1, 1996, he was also elected Chairman of the Board. In 1993, Dr. Joyce received the Medal of Technology from President Clinton. He is a director of CVS Corporation, Reynolds Metals Company, and The American Plastics Council and a trustee of Universities Research Association, Inc. Dr. Joyce is Chairman of the Executive Committee of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF ROBERT D. KENNEDY APPEARS HERE]

          Robert D. Kennedy, age 66, Director since 1985, Retired Chairman of the Board and Chief Executive Officer of Union Carbide Corporation. Presently Director and Chairman of UCAR International, Inc., Mr. Kennedy is a graduate of Cornell University where he received a B.S. degree in Mechanical Engineering in 1955. He joined Union Carbide that same year. Mr. Kennedy became President of the Linde Division in 1977, was elected a Senior Vice-President of the Corporation in 1981 and an Executive Vice-President in 1982. In 1985, he was elected a Director and President of Union Carbide Corporation, responsible for the Chemicals and Plastics Group. In April 1986, he was elected President and Chief Executive Officer of Union Carbide Corporation and effective December 1986 he was elected Chairman of the Board. He retired from the Corporation on December 31, 1995. Mr. Kennedy is a director of Kmart Corporation, Lion Ore Mining International Ltd., Sunoco, Inc. and Union Camp Corporation. He is also a member of the Advisory Boards of The Blackstone Group, RFE Investment Partners and Sullivan Associates, past Chairman of the Chemical Manufacturers Association, a member of the Board of Trustees of Cornell University, member and past Chairman of the New Hampton School Trustees, past Chairman of INROADS, Inc., a member of the Business Council, past member of the Business Round Table and of the Business Round Table's Education Task Force and its Environmental Task Force, past Chairman and past member of the Connecticut Business For Education Coalition (CBEC) and past member of the Commission on Education Excellence for Connecticut. He is a member of the Audit, Executive, Nominating and Public Policy Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF RONALD L. KUEHN, JR. APPEARS HERE]

          Ronald L. Kuehn, Jr., age 63, Director since 1984, Director, Chairman, President and Chief Executive Officer of Sonat Inc. Mr. Kuehn received the degrees of B.S. in 1957 and LL.B. in 1964 from Fordham University. He joined Sonat's legal staff in 1970 and was named Vice-President in 1979. He was elected Senior Vice-President in 1980 and Executive Vice-President in January 1981. In April 1981, he was elected a director of the Company and was named President and Chief Operating Officer in 1982. He was appointed Chief Executive Officer in 1984 and elected Chairman in 1986. Mr. Kuehn is a director of various wholly-owned subsidiaries of Sonat Inc. and a director of AmSouth Bancorporation, The Dun & Bradstreet Corporation, Praxair, Inc., Protective Life Corporation, Transocean Offshore Inc., and a number of civic organizations. He is a member of the Board of Trustees of Southern Research Institute and Tuskegee University. Mr. Kuehn is Chairman of the Compensation and Management Development Committee and a member of the Executive, Finance and Pension and Health, Safety and Environmental Affairs Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF ROZANNE L. RIDGWAY APPEARS HERE]

          Rozanne L. Ridgway, age 63, Director since 1990, former Assistant Secretary of State for Europe and Canada. A retired diplomat in the Foreign Service of the United States, Ambassador Ridgway's 32 year career included ambassadorial assignments to Finland, to the German Democratic Republic, for Oceans and Fisheries Affairs and as Counselor of the United States State Department. She served as Assistant Secretary of State for European and Canadian Affairs from 1985 to 1989. She was President of the Atlantic Council from 1989 through 1992 and Co-Chairman through June, 1996. Ambassador Ridgway is a director of Bell Atlantic Corporation, The Boeing Company, Emerson Electric Co., Minnesota Mining and Manufacturing Company, RJR Nabisco and Sara Lee Corporation. She is a member of the International Advisory Board of the New Perspective Fund and a trustee of The CNA Corporation and the National Geographic Society. She is a member of several nonprofit institutions concerned with public policy and serves as non-executive Chairman of the Board of the Baltic-American Enterprise Fund. Ambassador Ridgway is Chairman of the Public Policy Committee and a member of the Audit, Health, Safety and Environmental Affairs and Nominating Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF JAMES M. RINGLER APPEARS HERE]

          James M. Ringler, age 53, Director since 1996, Chairman, President and Chief Executive Officer of Premark International, Inc. Mr. Ringler received the degree of B.S. in Business Administration in 1967 and an MBA degree in Finance in 1968 from the State University of New York. Mr. Ringler was President and Chief Operating Officer of the Tappan Company from 1982 to 1986 and President of White Consolidated Industries' Major Appliance Group from 1986 to 1990. Both companies are subsidiaries of Electrolux AB. He joined Premark International, Inc. in 1990 as Executive Vice-President and was elected to the company's Board of Directors. He became President and Chief Operating Officer in 1992, was appointed Chief Executive Officer in 1996 upon the completion of the spin-off of Tupperware and was elected Chairman in 1997. Mr. Ringler is a director of Reynolds Metals Company, National Association of Manufacturers, the Business Round Table and Evanston Hospital and is a trustee of the Manufacturers' Alliance for Productivity and Innovation and a national trustee of the Boys and Girls Clubs of North America, Midwest Region. He is Chairman of the Audit Committee and a member of the Compensation and Management Development, Finance and Pension and Health, Safety and Environmental Affairs Committees of Union Carbide's Board.

--------------------------------------------------------------------------------
[PHOTO OF PAUL J. WILHELM APPEARS HERE]

          Paul J. Wilhelm, age 57, Director since 1998, President of the U.S. Steel Group of USX Corporation and a Director of USX Corporation. Mr. Wilhelm received the degree of B.S. in Mechanical Engineering in 1964 from Carnegie Mellon University. He joined U.S. Steel that same year and following a series of production and engineering assignments, was named Vice-President - Technology and Management Services in 1992. In 1993, he was named President of USS/Kobe Steel Company, the partnership formed by USX Corporation and Kobe Steel, Ltd. He was named Vice-President - Operations for the U.S. Steel Group in 1994 and was elected President later that year. He was elected to the USX Board of Directors in 1995. Mr. Wilhelm is Chairman of the American Iron & Steel Institute, a board member of the Association of Iron & Steel Engineers and of the Boy Scouts of America and Chairman of the Japan America Society of Pennsylvania. He is a director of the Pittsburgh Civic Light Opera, a member of the Board of Trustees of Carnegie Mellon University and Penn's Southwest Association, a member of the Board of the Duquesne Club and a member of the University of Pittsburgh's Board of Visitors for the Katz School of Business and College of Business Administration. Mr. Wilhelm is a member of the Health, Safety and Environmental Affairs and the Public Policy Committees of Union Carbide's Board.

--------------------------------------------------------------------------------

     During 1998, there were nine regular meetings of the Board of Directors. At present, there are nine directors. Pursuant to action by the Board, the number of directors to be elected at the annual meeting will be nine. The retirement policy of the Board provides that non-employee directors are not eligible for re-election after reaching age 72 unless an exception is granted by a majority of the Board. Employee directors, except the Chief Executive Officer, will retire from the Board at the time of their retirement from the Corporation. Joseph E. Geoghan, formerly Vice-President, General Counsel and Secretary and a director of the Corporation since 1990, retired in December, 1998 and in accordance with the retirement policy of the Board, will not stand for reelection. Of the nine nominees for election at the annual meeting of stockholders, one is currently an officer of the Corporation. Eight are non-employee directors, one of whom is a retired Chief Executive Officer of the Corporation.

     Each director is required to be a stockholder of the Corporation. Each director serves on one or more committees of the Board that oversee such vital matters as audits, compensation, finance, health, safety and environmental affairs, nominations and public policy. Each director attended 75% or more of the aggregate of the meetings of the Board and of the Board committees on which he or she served.

     Vernon E. Jordan is senior partner of the law firm of Akin, Gump, Strauss, Hauer and Feld, LLP, and that firm was retained by and rendered services to the Corporation in 1998.

     In addition to attending Board and committee meetings, the directors devoted time during the year to conferring with officers regarding corporate matters and to reviewing material submitted by management to the Board and Board committees for consideration and action.

Committees of the Board -- The Board has seven standing committees. Their functions are described below:

Audit -- The Audit Committee was established in 1972. The Committee supports the independence of the Corporation's independent and internal auditors and the objectivity of the Corporation's financial statements; reviews the Corporation's principal policies for accounting, internal control and financial reporting; recommends to the Board the engagement or discharge of the independent auditors; reviews with the independent auditors the plan, scope and timing of their audit; reviews the auditors' fees and, after completion of the audit, reviews with management and the independent auditors the auditors' report.

     The Committee also reviews the annual financial statements of the Corporation and the procedures for monitoring compliance with the Corporation's policies on business integrity and ethics and conflicts of interest. The Committee also performs a number of other review functions related to auditing the financial statements and internal controls. The Committee met five times during 1998. Members of the Committee are: James M. Ringler, Chairman; C. Fred Fetterolf; Robert D. Kennedy and Rozanne L. Ridgway.

Compensation and Management Development -- The Compensation and Management Development Committee was established in 1972. The Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the Chairman of the Board and other executive officers of the Corporation; reviews, recommends to the Board and administers any incentive plans and variable compensation plans that include executive officers and reviews the Corporation's policies relating to the compensation of senior management and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on management perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Committee met four times during 1998. Members of the Committee are: Ronald L. Kuehn, Jr., Chairman; C. Fred Fetterolf; Rainer
E. Gut and James M. Ringler.

Executive -- The Executive Committee was established in 1917. Subject to any limitations prescribed by law or by the Board, the Executive Committee has and may exercise, when the Board is not in session, all the powers of the Board. The Committee did not meet during 1998. Members of the Committee are: William H. Joyce, Chairman; C. Fred Fetterolf; Vernon E. Jordan, Jr.; Robert D. Kennedy and Ronald L. Kuehn, Jr.

Finance and Pension -- The Finance and Pension Committee was established in 1980. The Committee reviews periodically the Corporation's financial policies and objectives; monitors the Corporation's financial condition and its requirements for funds; reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues and reviews periodically the Corporation's dividend policy and foreign exchange operations. The Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs and the investment performance of the fund established for the pension program. The Committee also performs certain other review functions related to finance and pension matters. The Committee met twice during 1998. Members of the Committee are: Rainer E. Gut, Chairman; Vernon E. Jordan, Jr.; Ronald L. Kuehn, Jr. and James M. Ringler.

Health, Safety and Environmental Affairs -- The Health, Safety and Environmental Affairs Committee was established in 1985 to expand the Board's review of health, safety and environmental matters. Prior to January 1985, those matters were reviewed by the Public Policy Committee. The Health, Safety and Environmental Affairs Committee reviews the Corporation's policies for health, safety and environmental affairs ("HS&EA"); reviews the Corporation's HS&EA performance and its compliance with HS&EA policies and legal requirements; reviews the Corporation's system for monitoring its compliance with HS&EA policies and legal requirements; reviews any significant HS&EA issue and management's response to the issue and reviews relevant scientific, legislative, governmental and judicial developments and their effect on corporate policies. The Committee met four times during 1998. Members of the Committee are: C. Fred Fetterolf, Chairman; Ronald L. Kuehn, Jr.; Rozanne L. Ridgway; James M. Ringler and Paul J. Wilhelm.

     Nominating -- The Nominating Committee was established in 1977. The Committee recommends to the Board nominees for election as officers and directors and periodically reviews potential candidates.

          The Committee reviews policies with respect to the composition, organization and practices of the Board and developments in corporate governance matters generally. The Committee met three times during 1998. Members of the Committee are: Vernon E. Jordan, Jr., Chairman; C. Fred Fetterolf; Rainer E. Gut; Robert D. Kennedy and Rozanne L. Ridgway.

          Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience; their ability to represent the interests of all stockholders, rather than the special interests of a particular group; their reputation, capability and integrity within their fields or professions and their ability and willingness to devote the time required to serve effectively as a director and as a member of one or more Board committees. In addition, candidates are considered on the basis of their ability, as a group, to bring to the Board familiarity with national and international business matters, an appreciation of the appropriate role of the Corporation in today's society and diverse points of view regarding the many issues facing the Corporation. Nominees must also be free of any conflicts of interest, legal impediments or other considerations that might preclude service as a director of the Corporation.

          The Committee will consider nominees recommended by stockholders. All letters of nomination should be sent to the Secretary of the Corporation and should include the nominee's name and qualifications and a statement from the nominee that he or she consents to being named in the proxy statement and will serve as a director if elected. In order for any nominee to be considered by the Nominating Committee and, if accepted, to be included in the proxy statement, such recommendation should be received by the Secretary on or before November 16 preceding the annual meeting at which directors will be elected by the stockholders.

     Public Policy -- The Public Policy Committee was established in 1972. The Committee reviews the Corporation's policies on and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable and education contributions and legislative issues, as well as policies on and responses to important stockholder issues, including stockholder proposals for the proxy statement. The Committee also performs various other functions relating to public policy matters generally. The Committee met twice during 1998. Members of the Committee are: Rozanne L. Ridgway, Chairman; Vernon E. Jordan, Jr.; Robert D. Kennedy and Paul J. Wilhelm.

Compensation of Directors

     No director who is an employee is compensated for service as a member of the Board or any Committee of the Board. Each non-employee director receives an annual retainer of $30,000. Each non-employee director receives a $1,500 fee for each Board meeting attended and a $1,500 fee for each committee meeting attended. The Chairman of a meeting of a Committee of the Board receives a $3,000 meeting fee. Non-employee directors who perform special services at the request of the Chairman are compensated by a per diem fee of $1,500. No per diem fees were paid in 1998. Reimbursement for travel expense is paid when appropriate. Non-employee directors are not eligible to participate in the incentive compensation plans or benefit plans which the Corporation maintains for its employees.

Stock Option Plan for Non-Employee Directors -- The plan was approved by stockholders in 1997 and provides for awards of options to purchase shares of the Corporation's common stock. Under the Plan, the number of shares subject to options may not exceed 200,000 and no award may be granted subsequent to the date of the meeting of stockholders in 2002. The option price will not be less than the closing price of the Corporation's common stock as listed on the New York Stock Exchange-Composite Transactions on the date the option is granted, the term of the option may not be longer than ten years duration and the option will be exercisable only after the earliest of (i) the second anniversary of date of grant; (ii) the participant's death; or (iii) a change in control of the Corporation as defined in the Plan. During 1998, each non-employee director was granted 2,800 options.

Non-Employee Directors' Compensation Deferral Plan -- The plan, adopted by the Board effective in 1997, allows non-employee directors to defer all or part of their annual retainer and meeting fees, generally until separation of service as a non-employee director. Participants in this unfunded plan will be credited with a return on the deferred amounts measured on the same choice of investment features as those offered under the employee deferral plan, including a fixed income rate, discounted common stock of the Corporation and five Fidelity Fund alternatives.

Other -- The Union Carbide Corporation Group Life Insurance Plan for Non-Employee Directors extends group life insurance coverage of $50,000 to each non-employee director who elects to participate in the Plan. Costs of premiums are shared by the participating directors and the Corporation. The Corporation's share of such premiums in 1998 was $912.

     The Corporation has purchased Director's and Officer's liability insurance from Corporate Officers and Directors Assurance Ltd., X.L. Insurance Company, Ltd. and ACE Limited to provide continuing coverage for the individual directors and officers of the Corporation and its subsidiaries at an annual cost of approximately $450,000.

Compensation Committee Interlocks and Insider Participation -- The members of the Compensation and Management Development Committee are: Ronald L. Kuehn, Jr., Chairman; C. Fred Fetterolf; Rainer E. Gut and James M. Ringler.

Five Year Cumulative Total Return(1)
--------------------------------------------------------------------------------

                           [LINE GRAPH APPEARS HERE]

(1) For fiscal years ending December 31. Total return assumes that the value of an investment in UCC common stock and each index was $100.00 on December 31, 1993 and that all dividends were reinvested. Past performance is not necessarily an indicator of future results.

Graph Dollar Values      1994       1995       1996       1997       1998
-------------------      ----       ----       ----       ----       ----
UCC                     137.15     176.16     195.30     208.57     210.59
S&P 500                 101.29     139.31     171.25     228.32     293.60
S&P Chemicals           115.58     151.03     196.19     242.55     227.79

Report of the Compensation and Management
Development Committee on Executive Compensation

     The Corporation's compensation programs are approved and administered by the Compensation and Management Development Committee of the Board of Directors consisting only of non-employee Directors. The Committee meets several times a year to review the Corporation's performance against corporate goals, to evaluate executive performance and determine appropriate compensation and to review management development and succession planning.

     The objectives of the Corporation's compensation programs are:

     . to set compensation at levels sufficient to attract and retain highly competent executives;

     . to provide incentives to achieve the Corporation's strategic, financial and operational goals; and

     . to reward individual achievement of business objectives with pay based on performance.

Components of the Compensation Package -- The compensation package for the Corporation's executives has four components: base salary, which reflects the executive's scope and level of responsibility; profit sharing, based on the Corporation's Return on Capital (ROC) performance; variable compensation, which reflects relative corporate, business unit and individual performance and long-term incentives, which align executives with shareholder interests.

     An independent consultant provides the Committee with information concerning competitive compensation levels for base salaries, long-term incentives and total compensation, based upon a group of comparison companies that include both chemical companies and the chemicals and plastics segments of major oil companies. The Committee believes these companies require executive talents and capabilities similar to those required by the Corporation.

     The Committee targets compensation for executives that will produce median total compensation opportunity for similar jobs in the industry. There has been a shift in the mix of compensation elements to put greater emphasis on variable compensation. Base salary targets are established at 10% below median base salaries of comparison companies. When combined with profit sharing and a highly leveraged variable compensation program, total cash compensation including base salaries is targeted to pay at the median of the comparison companies when program goals are met. Total cash compensation will exceed the median when goals are exceeded and will fall below the median when goals are not met.

Base Salary -- At least once a year, the Committee reviews the base salary of the Chairman/CEO and, in consultation with the Chairman/CEO, reviews the base salaries of executive officers. Based on individual performance, as well as competitive pay levels, the Committee determines whether an adjustment to base salary is warranted for each executive officer. Dr. Joyce was granted an increase in 1999 of $50,000 in base pay based on his performance and salaries paid to chief executive officers of the comparison companies.

Profit Sharing -- The cash profit sharing plan and ESOP profit sharing plan cover virtually all employees, including the Corporation's officers. Participants in the plans have the opportunity to earn extra pay every quarter. Base salary targets for all employees, other than executives, are set 5% below the median of comparison companies. When ROC for the Corporation equals a predetermined level based upon the long-term cost of capital, employees earn back 5% of base pay. Depending on the degree to which ROC surpasses that level, employees can earn up to an additional 10%. The maximum total payout is ten days' base salary per calendar quarter or approximately 15% of base pay. For 1998, participants received 13.75 days' pay, including 2.75 days to cover taxes on a voluntary early withdrawal, all of which was paid by allocation of ESOP stock to the participants' accounts in the ESOP profit sharing plan.

Annual Incentives -- The Corporation's variable compensation programs are largely based on relative performance against groups of companies that are within as well as outside the S&P Chemical Index. The companies selected for the ROC performance comparison include companies which best approximate the Corporation's businesses and are similarly affected by margins in the product markets in which the Corporation competes. The companies selected for the Market to Book ratio comparison are publicly traded companies listed in the S&P Chemical Index that are considered investment alternatives in the chemical industry. These companies are slightly different than the companies used to compare compensation discussed above.

     Performance Incentive Plan (PIP) -- The PIP is based on the Corporation's ROC performance, and ROC performance relative to the ROC comparator companies over a 12 month fiscal year ending September 30. The Corporation's expenses for the plan are deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The Committee awarded $452,000 to Dr. Joyce for 1998 ROC performance under the PIP.

     Variable Compensation Plan (VCP) -- The VCP sets targets for performance in the Market to Book ratio of the Corporation's common stock relative to the Market to Book comparison companies, growth in sales volume over three years and productivity measured by actual fixed cost per pound of product. These financial measures represent 60% of the VCP award at target.

     The balance of the VCP award is based on the Corporation's performance relative to Corporate Measures of Performance (MOPs) set annually by the CEO and approved by the Board of Directors. The MOPs include specific objectives in Health, Safety and Environment, People Excellence, Operating Performance, Information Technology, Capital Program and Technology Leadership, etc.

     The Board approved the 1998 VCP at its February, 1999 meeting. The level of payment recommended by the Committee and approved by the Board balanced varying levels of performance results against the metrics and measures of performance. The Committee and Board gave particular consideration to Health, Safety and Environmental performance, the Capital Program and Operating Performance. The Committee and Board also noted the challenges faced in implementing the information technology initiative during 1998. Based on the above assessment, Dr. Joyce was awarded a VCP payment of $198,000.

Long-Term Incentives -- The Committee regularly reviews the competitiveness of the Corporation's long-term incentive programs targeted at the median of compensation comparison companies.

     Stock Options -- Stock options serve both the Corporation and shareholder interests by linking all executives to the goal of increasing shareholder value. Except for an adjustment to reflect major changes in the Corporation's capital base, as occurred after the industrial gases spin-off in 1992, the Corporation has neither adjusted the price nor amended the financial terms of outstanding options. Consequently executives do not benefit from stock price appreciation until and unless shareholders also benefit. Based on the analysis of competitive data, the Committee awarded Dr. Joyce 175,000 stock options in December 1998.

     Earnings Per Share Program -- In September 1997, the Board of Directors approved a new incentive program ("1997 Earnings Per Share Incentive Plan") for a limited number of senior managers which is designed to grant awards if the Corporation achieves $4.00 or more diluted Earnings Per Share ("EPS") performance during 1999 and 2000, widely anticipated to be trough years in the chemical industry cycle. Dr. Joyce has committed an amount equivalent to 100% of one year's base salary at risk. The other participants have committed an amount equivalent to 40% or 65% of base pay at risk, depending on their position level. This amount has been converted to units equivalent to shares of the Corporation's common stock at the closing price on the day the Board approved the plan. If the requirements of the plan are not met, Dr. Joyce and the other participants will forfeit the amount at risk. While no actual level of earnings can be predicted, it is not likely the goal of $4.00 per diluted share is attainable in 1999. There is also increasing uncertainty as to whether the goal is attainable in 2000.

Stock Ownership -- In 1993, the Board of Directors initiated stock ownership guidelines to encourage significant stock ownership by senior management, link their interests to those of shareholders and create an incentive to increase the company's market value. Under the guidelines, the Chairman/CEO is expected to own stock valued at four times his annual base salary. Corporate officers are expected to own stock valued at one times their base salary. Other managers are expected to own stock equivalent to one-third their base salary. All are in compliance with the guidelines. Dr. Joyce now owns approximately 11 times his base pay in Union Carbide stock.

Compensation Deferral Program -- The Corporation maintains a voluntary unfunded compensation deferral program which allows participants to defer up to 25% of their base salary and up to 85% of their variable compensation, with payout generally commencing at or after retirement. A portion of these deferrals may be subject to a matching employer contribution. For those executive officers who elected to participate in the program, their allocations into deferral program stock units are reported in the Security Ownership of Management table on page 20.

Summary -- The Compensation and Management Development Committee believes that the objectives of the compensation and incentive programs at Union Carbide Corporation are consistent with programs maintained by comparable industrial companies and serve to keep management closely aligned with shareholder interest in building value for the enterprise.

     Compensation and Management Development Committee

       Ronald L. Kuehn, Jr., Chairman
       C. Fred Fetterolf      Rainer E. Gut     James M. Ringler


Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       All Other
                                             Annual Compensation                         Long-Term Compensation      Compensation(4)
                                   --------------------------------------------------   --------------------------  ----------------

                                                                                                          Number of
                                                                                                          Securities
                                                             Annual           Other                       Underlying
                                                            Variable          Annual        Restricted     Options
Name and Principal Position         Year     Salary       Compensation    Compensation(2)    Stock(3)      Granted
---------------------------         ----     ------       ------------    --------------    ----------   ------------
William H. Joyce                    1998    $918,750     $  650,000(1)     $   48,918            -0-        175,000      $  142,700
Chairman, President and             1997     841,667        850,000(1)        117,692            -0-        135,000         118,045
Chief Executive Officer             1996     737,500      1,050,000(1)         95,192        222,396        130,000         166,538

Joseph E. Geoghan(5)                1998    $393,750     $  215,000(1)     $   19,471            -0-         26,000      $2,238,086
Corporate Vice-President,           1997     390,000        246,000(1)         54,000            -0-         26,000          14,712
General Counsel and Secretary       1996     378,750        265,000(1)         49,500         74,132         26,000          56,142

Lee P. McMaster                     1998    $315,000     $  208,000(1)     $   16,659            -0-         32,000      $   35,682
Corporate Vice-President/           1997     285,000        283,000(1)         39,461            -0-         25,000          24,282
General Manager -                   1996     262,083        265,000(1)         36,173         62,006         21,000          53,514
Specialty Polymers and Products,
UCAR Emulsion Systems

Joseph C. Soviero                   1998    $350,000     $  183,000(1)     $   18,510            -0-         30,000      $   18,146
Corporate Vice-President,           1997     341,250        226,000(1)         48,461            -0-         25,000          14,712
Corporate Ventures                  1996     333,750        265,000(1)         42,519         63,339         21,000          50,428

Roger B. Staub                      1998    $325,000     $  190,000(1)     $   17,981            -0-         30,000      $   20,294
Corporate Vice-President/           1997     308,333        189,000(1)         44,308            -0-         25,000          32,245
General Manager-Unipol Systems      1996     290,000        265,000(1)         38,077         70,090         21,000          63,852

John K. Wulff                       1998    $316,667     $  140,000(1)     $   16,923            -0-         28,000      $   33,007
Corporate Vice-President,           1997     300,000        197,000(1)         41,539            -0-         24,000          29,885
CFO and Controller                  1996     280,000        215,000(1)         35,538         56,631         14,000          41,353
------------------------------------------------------------------------------------------------------------------------------------


(1) Annual Variable Compensation includes payments under both the Performance Incentive Plan and the Variable Compensation Plan. The Performance Incentive Plan rewards executive officers exclusively for ROC performance. The Variable Compensation portion of the annual award is based on performance against other key metrics and corporate Measures of Performance. The amounts in this column for 1997 and 1998 do not include amounts which have been placed at risk pursuant to the 1997 Earnings Per Share Incentive Plan.

(2) Other Annual Compensation in 1996 and 1997 represents cash profit sharing and ESOP profit sharing and in 1998, ESOP profit sharing.

(3) Restricted stock holdings as of December 31, 1998 and their fair market value based on the per share closing price of the Company's common shares on the New York Stock Exchange on December 31, 1998 ($42.50) were as follows:

                                W.H. Joyce     J.E. Geoghan    L.P. McMaster   J.C. Soviero    R.B. Staub      J.K. Wulff
                                ----------     ------------    -------------   ------------    ----------      ----------
No. of Restricted Shares:           5,410           1,803           1,508           1,540           1,705           1,377
Value on Dec. 31, 1998:          $229,925        $ 76,628        $ 64,090        $ 65,450        $ 72,462        $ 58,522

     Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on all other Company common shares, are reinvested in restricted shares and their value is included in the totals above.

(4) All Other Compensation includes employer contributions to the Savings Program, allocations to the nonqualified compensation deferral program and the dollar value of the benefit from premiums paid for split dollar life insurance policies (unrelated to term insurance coverage) projected on an actuarial basis. For Mr. Geoghan for 1998, it also includes $2,222,397 as a lump sum payment of a portion of his unfunded pension benefits, which are shown on the pension plan table that follows. Mr. Geoghan also received additional imputed income of $6,689 in 1998 for financial planning services. For 1998, employer contributions to the Savings Program were $9,000 for Dr. Joyce and Messrs. Geoghan, McMaster, Soviero, Staub and Wulff. This matching contribution was made in the form of ESOP stock. Under the Omnibus Budget Reconciliation Act of 1993 (OBRA), the maximum amount of compensation that may be recognized for employer matching contributions is limited to $160,000 per year. Additional allocations to the nonqualified compensation deferral program for 1998 include $91,155 for Dr. Joyce; $18,162 for Mr. McMaster; $6,076 for Mr. Soviero; $4,241 for Mr. Staub and $18,702 for Mr. Wulff. For 1998 the dollar value of the benefit from premiums paid for split dollar life insurance policies (unrelated to term insurance coverage) projected on an actuarial basis was $42,545 for Dr. Joyce, $8,520 for Mr. McMaster, $3,070 for Mr. Soviero, $7,053 for Mr. Staub and $5,305 for Mr. Wulff.

(5) Mr. Geoghan retired during 1998 and was not an employee of the Corporation as of December 31, 1998.

Stock Options Granted 1998
[CAPTION]

------------------------------------------------------------------------------------------------------------------------------------

                                                                                         Potential Realizable Value at Assumed
                                                                                               Annual Rates of Stock Price
                                              Individual Grants                               Appreciation for Option Term(1)
                             --------------------------------------------------    -------------------------------------------------
                                                                                             5%                       10%
                                                                                   ----------------------     ----------------------
                               Number of
                              Securities  % of Total
                              Underlying   Options                                 Assumed     Potential      Assumed    Potential
                               Options    Granted to     Exercise    Expiration     Stock      Realizable      Stock    Realizable
Name                           Granted    Employees       Price         Date        Price        Value         Price       Value
--------------------------    ----------  ----------   -----------   ----------   --------    ----------    ----------  -----------
William H. Joyce               175,000      12.1%      $43.875        12/02/08    $71.468     $4,828,775    $113.800    $12,236,875
Chairman, President and
Chief Executive Officer

Joseph E. Geoghan               26,000       1.8%      $43.875        12/02/08    $71.468     $  717,418    $113.800    $ 1,818,050
Corporate Vice-President,
General Counsel and Secretary

Lee P. McMaster                 32,000       2.2%      $43.875        12/02/08    $71.468     $  882,976    $113.800    $ 2,237,600
Corporate Vice-President/
General Manager - Specialty
Polymers and Products,
UCAR Emulsion Systems

Joseph C. Soviero               30,000       2.1%      $43.875        12/02/08    $71.468     $  827,790    $113.800    $ 2,097,750
Corporate Vice-President,
Corporate Ventures

Roger B. Staub                  30,000       2.1%      $43.875        12/02/08    $71.468     $  827,790    $113.800    $ 2,097,750
Corporate Vice-President/
General Manager -
Unipol Systems

John K. Wulff                   28,000       1.9%      $43.875        12/02/08    $71.468     $  772,604    $113.800    $ 1,957,900
Corporate Vice-President,
CFO and Controller

Gain of All Recipients of          ---        ---          ---             ---    $71.468           1.1%(2) $113.800       1.1%(2)
1998 Stock Options as %
of All Shareholders Gain
------------------------------------------------------------------------------------------------------------------------------------

(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by SEC rule and are not intended as a forecast of possible future appreciation in stock prices.

(2) Assumes that the number of shares of common stock outstanding at December 31, 1998 is the same number outstanding at the relevant future date.

Note: Stock Options are generally exercisable two years from the date of grant. In the event of a Change of Control of the Corporation, all outstanding stock options become immediately exercisable. Options also become immediately exercisable upon the death of the participant. Refer to Change in Control discussion on p. 22 for further provisions regarding Change in Control.

Stock Options Exercised in 1998 and Stock Option Values at 12/31/98
[CAPTION]

------------------------------------------------------------------------------------------------------------------------------------


                                                                             Number of Securities
                                                                            Underlying Unexercised        Value of Unexercised
                                                                                   Options                In-the-Money Options
                                       Shares                                  Held at 12/31/98            Held at 12/31/98(1)
                                      Acquired           Value           ----------------------------   ----------------------------
Name                                 on Exercise       Realized          Exercisable    Unexercisable   Exercisable    Unexercisable
----------------------------         -----------       --------          -----------    -------------   -----------    -------------
William H. Joyce
Chairman, President and
Chief Executive Officer                 13,000        $  421,785           615,000           310,000     $8,730,005        -0-

Joseph E. Geoghan
Corporate Vice-President,
General Counsel and Secretary           75,000        $2,561,475           187,000            52,000     $2,511,375        -0-

Lee P. McMaster
Corporate Vice-President/
General Manager - Specialty Polymers
and Products, UCAR Emulsion Systems        -0-               -0-           173,400            57,000     $2,955,659        -0-

Joseph C. Soviero
Corporate Vice-President,
Corporate Ventures                         -0-               -0-           155,000            55,000     $2,320,500        -0-

Roger B. Staub
Corporate Vice-President/General
Manager - Unipol Systems                 6,000        $  189,792           214,000            55,000     $4,308,217        -0-

John K. Wulff
Corporate Vice-President,
CFO and Controller                      12,000        $  466,968           144,000            52,000     $2,766,270        -0-
-----------------------------------------------------------------------------------------------------------------------------------

(1) Based on a closing price of $42.50 per share on December 31, 1998 as reported on NYSE-Composite Transactions. No stock appreciation rights were outstanding in 1998.

     Messrs. Geoghan, McMaster, Soviero, Staub, Wulff and Dr. Joyce may also receive income from the exercise of certain options to purchase the stock of Praxair, Inc. which were granted in connection with the spinoff of Praxair, Inc. to stockholders on June 30, 1992. On that date, each holder of UCC options received an equal number of Praxair options and the exercise prices of the UCC options were reduced. Immediately after the spinoff, the combined exercise prices of the UCC options and Praxair options equaled the exercise prices of the UCC options prior to the spinoff. In 1998, the amount of income received by Dr. Joyce and Messrs. Geoghan and Staub as a result of the exercise of Praxair options was $223,756, $114,495 and $132,522, respectively.


Retirement Program
[CAPTION]

------------------------------------------------------------------------------------------------------------------------------------

      Average Final
      Compensation                                       Estimated Annual Retirement Benefits at Age 65
         Used for                                               for Years of Service Indicated
       Calculating         ---------------------------------------------------------------------------------------------------------
  Retirement Benefits(1)        15 Yrs.       20 Yrs.        25 Yrs.        30 Yrs.        35 Yrs.        40 Yrs.        45 Yrs.
------------------------------------------------------------------------------------------------------------------------------------

     $  100,000             $   22,500     $   30,000     $   37,500     $   45,000     $   52,500     $   60,000     $   67,500
        150,000                 33,750         45,000         56,250         67,500         78,750         90,000        101,250
        250,000                 56,250         75,000         93,750        112,500        131,250        150,000        168,750
        500,000                112,500        150,000        187,500        225,000        262,500        300,000        337,500
        750,000                168,750        225,000        281,250        337,500        393,750        450,000        506,250
      1,000,000                225,000        300,000        375,000        450,000        525,000        600,000        675,000
      1,500,000                337,500        450,000        562,500        675,000        787,500        900,000      1,012,500
      2,000,000                450,000        600,000        750,000        900,000      1,050,000      1,200,000      1,350,000
      2,500,000                562,500        750,000        937,500      1,125,000      1,312,500      1,500,000      1,687,500
------------------------------------------------------------------------------------------------------------------------------------

(1) The compensation covered by the Retirement Program includes base salary, annual variable compensation and eligible profit sharing. Benefits are determined by average final compensation, are computed on a straight-life annuity basis and are subject to an offset for Social Security. The table reflects the combination of qualified and nonqualified pension benefits. As of December 31, 1998, William H. Joyce, age 63 was credited with 41 years; Joseph E. Geoghan, age 61, 41 years; Lee P. McMaster, age 56, 26 years; Joseph C. Soviero, age 60, 33 years; Roger B. Staub, age 64, 42 years and John K. Wulff, age 50, 11 years.

Security Ownership of Management

     At February 1, 1999, all directors and officers as a group (17 persons) beneficially owned 3,305,564 shares (2.31%) of the Corporation's common stock. As required by SEC rule, the number of shares of common stock beneficially owned includes shares as to which a right to acquire ownership exists, such as through the exercise of employee stock options.
[CAPTION]

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number of Shares Beneficially Owned(l)
                                                                        Restricted
                                           Common          ESOP         Common          Deferral Plan   Exercisable
Name                                       Stock           Stock(2)     Stock           Stock(3)        Stock Options(4) Total
------------------------------------------------------------------------------------------------------------------------------------
W. H. Joyce                                273,857(5)      4,499        5,410           78,195          615,000          976,961
Director, Chairman, President
and Chief Executive Officer

L. P. McMaster                               7,520         3,573        1,508            9,883          173,400          195,884
Corporate Vice-President,
General Manager -
Specialty Polymers and Products,
UCAR Emulsion Systems

J. C. Soviero                               12,113         4,412        1,540              316          155,000          173,381
Corporate Vice-President,
Corporate Ventures

Roger B. Staub                              33,658         4,270        1,705           13,492          214,000          267,125
Corporate Vice-President
General Manager -
UNIPOL Systems

J. K. Wulff                                 38,541         4,314        1,377            7,042          144,000          195,274
Corporate Vice-President,
Chief Financial Officer
and Controller

C. F. Fetterolf, Director                    4,761            --           --            6,605               --           11,366

R. E. Gut, Director                          5,000            --           --            2,877               --            7,877

V. E. Jordan, Jr., Director                  4,085            --           --              892               --            4,977

R. D. Kennedy, Director                    231,561(6)         --           --               --          690,000          921,561

R. L. Kuehn, Jr., Director                   6,096            --           --            3,422               --            9,518

R. L. Ridgway, Director                      3,095            --           --            5,378               --            8,473

J. M. Ringler, Director                        479            --           --            3,087               --            3,566

Paul J. Wilhelm, Director                      100            --           --               --               --              100

All Officers and Directors (17 persons)    689,242        34,169       13,278          152,005        2,416,870        3,305,564
------------------------------------------------------------------------------------------------------------------------------------

(1) Except as noted in the footnotes below, the beneficial owners of the shares shown above had sole voting power and sole investment power with respect to the shares of common stock.
(2) The beneficial owners had shared voting power and shared investment power with respect to the shares of ESOP Stock held by the Trustee. (See note 2 on the following table.)
(3) Deferral Plan Stock represents units based on the price of the Corporation's common stock into which deferred compensation has been allocated pursuant to the Compensation Deferral Plan and the Union Carbide Non-Employee Directors' Compensation Deferral Program. There are no voting rights with respect to Deferral Plan Stock. The value of the units of Deferral Plan Stock varies with the price of the Corporation's common stock and, at the time of payout, the units are payable in common stock of the Corporation.
(4)  There are no voting rights with respect to Stock Options.
(5) The shares of common stock listed as beneficially owned by Dr. Joyce include 2,000 shares that are owned by his children as to which beneficial ownership is disclaimed.
(6) The shares of common stock listed as beneficially owned by Mr. Kennedy include 49,000 shares that are held by The Arnold F. Baggins Foundation in which Mr. and Mrs. Kennedy have shared investment and voting power and disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

        During 1998, all reports required by Section 16(a) of the Securities Exchange Act were filed on time.


Security Ownership of Certain Beneficial Owners

[CAPTION]

                                           Number of Shares     Title of         Percent of
Name and Address                           Beneficially Owned   Class            Class
------------------------------------------------------------------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.
767 Fifth Avenue
New York, N.Y. 10153                       18,759,808(1)        Common Stock     14.1%

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110                17,664,257           Common Stock     13.3%
------------------------------------------------------------------------------------------------------------------------------------

(1) In a Schedule 13G dated February 5, 1999, Sanford C. Bernstein & Co., Inc. stated that it beneficially owned 18,759,808 shares of the common stock of the Corporation at December 31, 1998. As to such shares, Sanford C. Bernstein & Co., Inc. has sole voting power for 10,300,609 shares, shared voting power for 2,191,380 shares and sole investment power for 18,759,808 shares.
(2) As of December 31, 1998, State Street Bank and Trust Company held 14,564,986 shares of common stock ("ESOP Stock") as Trustee of the Corporation's Employee Stock Ownership Plan ("ESOP"), which is part of the Corporation's Savings Program, for the benefit of employees who participate in the Savings Program. Participants in the Saving Program are entitled to notice of the meeting. By the terms of a trust agreement, the ESOP Trustee will vote ESOP Stock allocated to individual participants' accounts (7,119,999 shares as of January 31, 1999) as instructed by such participants, and will vote any allocated shares for which instructions are not received and all unallocated shares in the same proportion as the Trustee votes allocated shares for which voting instructions are received. As of December 31, 1998, the ESOP Stock represented 11.0% of the total of common stock outstanding. The shares shown above include the ESOP Stock shown in the preceding table. In a Schedule 13G dated February 8, 1999, State Street Bank and Trust Company stated that as of December 31, 1998, in its capacity as trustee for various collective investment funds, index accounts and personal trusts, it also beneficially owned 3,099,271 shares (2.3%) of the Corporation's common stock. As to such shares, State Street Bank and Trust Company has sole voting power for 1,858,272 shares, shared voting power for 1,101,779 shares, sole investment power for 2,228,772 shares and shared investment power for 870,499 shares.

Change in Control Arrangements

     The Corporation has severance compensation agreements with the officers named in the Summary Compensation Table and certain other officers and employees. If a Change in Control of the Corporation, as defined in the severance compensation agreements occurs, and one or more of the following events occurs within a period of up to 24 months thereafter, an executive may resign and receive a lump sum payment and other benefits. The events include:
(1) a change or diminution of the executive's responsibilities or compensation;
(2) relocation; (3) discontinuance of compensation plans in which the executive participated; (4) reduction of life insurance, medical, health and accident, disability and certain other benefits for the executive; (5) failure by a successor corporation to assume the severance compensation agreement; and (6) termination of the executive's employment contrary to the terms of the severance compensation agreement.

     If an executive resigns because of one of the foregoing after a Change in Control, the executive will receive: (1) a lump sum severance payment equal to three times the executive's annual compensation (including base salary, annual variable compensation, profit sharing, stock option awards, restricted stock awards and other "fringe" compensation (not including any payouts under the 1997 EPS Incentive Program), which amounts may differ from amounts shown in the Summary Compensation Table); (2) enhanced life, disability, accident and health insurance and enhanced pension benefits; (3) outplacement and financial counseling; and (4) tax gross-up payments in the event the payments exceed the limitations of Section 280G of the Internal Revenue Code. Payments will be made by the Corporation or through a grantor trust adopted by the Corporation.

     The severance compensation agreements terminate if the executive's employment by the Corporation is terminated by the executive or the Corporation prior to a Change in Control.

     In the event of a Change in Control of the Corporation all outstanding stock options become exercisable.

     The Corporation has adopted the Mid-Career Hire Plan. Under the Plan, in the event of a Change in Control of the Corporation, employees who have a severance compensation agreement and are not eligible for full retirement under the Corporation's retirement program will receive a retirement benefit as if the employee had additional years of service with the Corporation equal to the employee's years of service with the employee's immediate prior employer.

     A "Change in Control" for these purposes means the occurrence of any of the following events: (i) stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; (ii) a consolidation, reorganization or merger of all or substantially all of the assets of the Corporation ("a Business Combination") unless, following such Business Combination, (a) the stockholders of the Corporation prior to such Business Combination own more than 50% of the common stock of the corporation resulting from such Business Combination; (b) no person or group owns 20% or more of the common stock of the corporation resulting from such Business Combination; and
(c) at least a majority of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors of the Corporation immediately prior to such Business Combination; (iii) a sale or other transfer of all or substantially all of the Corporation's assets; (iv) acquisition by a person or group of more than 20% of the Corporation's outstanding voting stock; (v) acquisition by a person or group of the right to vote more than 20% of the Corporation's outstanding voting stock for (a) the election of directors; (b) a merger or consolidation of the Corporation; or (c) any other matter; or (vi) in a 24 consecutive month period, present directors and/or new directors approved by at least two-thirds of the directors, cease to constitute a majority of the Board of Directors.

2.   Management Proposal to Ratify KPMG LLP as Independent Auditors for 1999

     The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of KPMG LLP as independent auditors to examine the financial statements of the Corporation and its consolidated subsidiaries for the year 1999.

     KPMG LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and has submitted a copy of each of its peer review results to date to the Audit Committee of the Board. The peer review consists of a review and evaluation of the quality of a firm's accounting and auditing services by partners and managers from another CPA firm or from several CPA firms.

     KPMG LLP and its predecessor firms have been serving the Corporation in the capacity of independent auditors for many years. KPMG LLP states that no partner or professional employee of that firm has any direct financial interest or any material indirect financial interest in the Corporation or in any of its subsidiaries.

     Accordingly, the following resolution will be offered at the meeting:

     RESOLVED: That the selection by the Board of Directors of KPMG LLP as independent auditors of this Corporation and its consolidated subsidiaries for the year 1999 is ratified.

The Board of Directors Recommends a Vote FOR this Proposal.

     Representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions from stockholders.

3.   Stockholder Proposal Regarding the Shareholder Rights Plan

     The Corporation has been informed that The State of Wisconsin Investment Board, 121 East Wilson St., Madison, WI 53702, (346,263 shares as of October 30,
1998) intends to present the following resolution for action at the Annual Meeting.

     WHEREAS, Union Carbide Corporation (the Company) through its Board of Directors, has adopted a shareholder rights plan, dated July 26, 1989; and

     WHEREAS, such shareholder rights plan is expiring on August 31, 1999; and

     WHEREAS, the Board of Directors has the authority to adopt a new shareholder rights plan or amend the existing plan and redeem any rights issued thereunder;

     NOW THEREFORE, BE IT RESOLVED:

     Pursuant to the authority of shareholders to change bylaws, the following bylaw shall be added to the Bylaws of Union Carbide Corporation: Treatment of Shareholder Rights Plans. The Board of Directors shall not change the expiration date of the shareholder rights plan or adopt any new shareholder rights plan, without the approval of such actions by the holders of a majority of the issued and outstanding shares. This bylaw may be repealed or amended only by the affirmative vote of a majority of the issued and outstanding shares. Further, if the current shareholder rights plan has been amended to extend the expiration date or any new shareholder rights plan has been adopted by the Board of Directors after November 9, 1998, any rights issued under such plan shall be redeemed.

     SUPPORTING STATEMENT

     If the shareholder rights plan ("poison pill") is not designed properly, the poison pill may be used to block offers that are in the best interests of the shareholders. Therefore, adoption or renewal of the poison pill should be conditioned on shareholder approval. Further, shareholders should have the opportunity to vote periodically on the continuation of the poison pill.

     We believe that the current Union Carbide Corporation shareholder rights plan dated July 26, 1989 is not designed properly. Companies extending their poison pills should adopt a new type of poison pill that allows shareholders the opportunity to hold a referendum on any offer to acquire control of the company. If shareholders vote that the offer is in their best interests, the Board of Directors would be required to stop using the pill to block the offer. Meanwhile, there would be ample time for the Board to develop superior alternatives for shareholders.

     This bylaw would have the effect of requiring the Company's Board of Directors to seek stockholder approval before renewing the existing poison pill or adopting a new poison pill. If the Board of Directors unilaterally extends the expiration date of the existing poison pill, or adopts a new plan before this bylaw is adopted, the bylaw would require the redemption of any rights issued under such plan.

The Board of Directors Recommends a Vote AGAINST this Proposal

     The Board of Directors adopted the Share Purchase Rights Agreement (the "Rights Plan") in 1989 to protect the Corporation and all its shareholders. Since then the Corporation has received three proposals similar to the one to be voted upon, all of which were rejected by the shareholders. The Board of Directors again recommends a vote against this proposal for the following reasons:

     The Rights Plan Protects The Corporation and All Its Shareholders

     The Rights Plan is not intended to block an offer to acquire the Corporation which is fair, adequate and in the best interests of the Corporation and its shareholders. The primary purpose of the Rights Plan is to help the Board maximize shareholder value in the event of a takeover attempt by encouraging negotiations with the Board and by giving the Board the opportunity to explore better alternatives.

     The Plan also protects shareholders against coercive and unfair takeover tactics. Partial or two-tier offers, for example, may pressure stockholders to sell their shares for less than full value. Creeping tender offers could allow an acquiror to obtain control without paying a premium or making an offer to all shareholders. The Rights Plan enables the Board to better protect against these tactics.

     Studies on the effects of rights plans have concluded that companies with rights plans receive higher premiums in takeovers. A 1994 study by two University of Rochester economists concluded that rights plans "are reliably associated with higher premiums for selling shareholders, both unconditionally and conditional on a successful takeover ... Antitakeover measures increase the bargaining position of target firms."

     A 1997 study published by Georgeson & Company, a major proxy solicitation firm, concluded that companies with rights plans received $13 billion in additional takeover premiums during the period from 1992 to 1996, and that the premiums paid for companies with rights plans were on average 8% higher than the premiums paid for companies without rights plans. The Georgeson study also concluded that rights plans do not reduce the likelihood of takeovers.

     Union Carbide has an Independent, Highly Experienced Board of Directors

     All of the Corporation's directors are subject to re-election by the shareholders annually. Of the nine directors, only one, the CEO, is an employee of the Corporation. All the directors are executive officers or directors of other major corporations, as described on pages 7 through 10. All are experienced in financial matters and are very familiar with Union Carbide's business, strategies and prospects. The Board is uniquely qualified to act in the best interests of the Corporation and its shareholders.

     The Board believes that a requirement to put any offer, no matter how inadequate, to a shareholder vote would impair the effectiveness of the Board, diminish its negotiating leverage with prospective purchasers and encourage unfair and untimely offers. The Board recognizes its fiduciary duty to all Union Carbide's shareholders to evaluate the merits of any acquisition proposal.

     The Proposal is Invalid Under New York Law

     The Board has been advised by counsel to the Corporation that in their opinion the proposed by-law amendment set forth in the proposal is invalid under New York law. New York law specifically provides that a board of directors has the statutory authority to adopt and administer a shareholder rights plan, unless the certificate of incorporation provides otherwise. The proposal seeks to restrict the Board's authority to adopt a rights plan by means of a by-law amendment, while the New York statute provides that such a limit on the Board's authority must be stated in the certificate of incorporation. For this reason, the opinion states that the proposed by-law amendment is invalid under New York law. Therefore, the Board believes that even if the proposal is approved, the by-law amendment will not be valid, binding or enforceable.

     Because your Board believes the proposal is both unwise and not valid under New York law, we urge you to vote AGAINST the proposal.

4.   Other Business

     On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the meeting. In the event that any other business should come before the meeting, it is the intention of the proxyholders named in the proxy card to take such action as shall be in accordance with their best judgment.

Stockholder Proposals for 2000 Annual Meeting

     Certain matters are required to be considered at the annual meeting of stockholders, such as the election of directors. From time to time, the Board of Directors may wish to submit to the stockholders other matters for consideration such as the ratification of the selection of auditors, management proposals regarding new incentive programs and most changes in the Certificate of Incorporation. Additionally, stockholders may be asked to consider and take action on proposals submitted by stockholders who are not members of management that cover matters deemed proper under regulations of the Securities and Exchange Commission and applicable state laws.

     Stockholders' eligibility to submit proposals for inclusion in the Corporation's Proxy Statement, proper subjects for such proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14(a) of the Securities Exchange Act of 1934. Each proposal submitted should be sent to the Secretary of the Corporation, 39 Old Ridgebury Road, Danbury, CT 06817-0001. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good cause for not doing so.

     Stockholder proposals for inclusion in the 2000 proxy statement must be received at the Corporation's principal executive office on or before November 16, 1999. The Corporation plans to hold the 2000 annual meeting in Danbury, Connecticut on April 22, 2000.

     The Corporation's by-laws require stockholders who intend to propose the nominations of persons for election as directors or other business to be considered by stockholders at the annual meeting (other than stockholder proposals included in the Proxy Statement pursuant to Rule 14a-8) to give written notice to the Secretary of the Corporation at least 90 days but no more than 120 days prior to the anniversary date of the previous year's annual meeting. Matters to be raised by a stockholder at the 2000 annual meeting must be submitted on or after December 30, 1999 but no later than January 29, 2000. The written notice must include information relating to a person or persons nominated for director and the person's written consent to be named as nominee and to serve, if elected; a brief description of the business, the reasons for conducting such business and any material interest in such business by the stockholders.

     Management carefully considers all proposals from stockholders. When adoption of a proposal is clearly in the best interests of the Corporation and the stockholders generally, and does not require stockholder approval, it is considered for adoption by the Board.

Proxy Solicitation

     In addition to the solicitation of proxies by mail, officers or other employees of the Corporation, without extra remuneration, may solicit proxies by telephone or personal contact. The Corporation will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will pay such persons for forwarding the material. All costs for the solicitation of proxies by the Board of Directors will be borne by the Corporation. The Corporation may engage a proxy solicitation firm to assist in the solicitation of proxies.

PRINTED ON RECYCLED PAPER [LOGO APPEARS HERE]
PRINTED IN U.S.A.


UC-1824

UNION CARBIDE CORPORATION
39 Old Ridgebury Road, Danbury, CT 06817-0001

     -----------------------
     YOUR CONTROL NUMBER IS:
     -----------------------

To Our Stockholders:

The formal notice of the annual meeting is in the enclosed proxy statement. Please read the statement and when finished, promptly vote either by Telephone, by Internet or by Mail.

This year, we are pleased to provide telephone and Internet voting options. TELEPHONE OR INTERNET VOTES MUST BE RECEIVED BY 5:00 P.M. EASTERN DAYLIGHT TIME ON THURSDAY, APRIL 22, 1999 TO BE COUNTED IN THE FINAL TABULATION. Do not mail the proxy card if you elect to vote by Telephone or by Internet.

For your convenience we have consolidated your holdings except for the shares that you may hold at a banking institution or brokerage house.

-------------------  -------------------------  --------------------------------
 VOTE BY TELEPHONE        VOTE BY INTERNET                 VOTE BY MAIL

  1-800-250-9081      http://www.votefast.com    postage-paid envelope provided
-------------------  -------------------------  --------------------------------

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

VOTE BY TELEPHONE

Have your proxy card available when you call the TOLL-FREE number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it to Corporate Election Services, P. O. Box 1150, Pittsburgh, PA, 15230 in the enclosed postage-paid envelope. Do not mail if you have elected to vote by Telephone or by Internet.

The Board of Directors Recommends a Vote FOR Management Proposals 1 and 2 and AGAINST Proposal 3.

1. Election of Directors -- Nominees:

   01. C. Fred Fetterolf       04. William H. Joyce       07. Rozanne L. Ridgway
   02. Rainer E. Gut           05. Robert D. Kennedy      08. James M. Ringler
   03. Vernon E. Jordan, Jr.   06. Ronald L. Kuehn, Jr.   09. Paul J. Wilhelm

   [_] FOR all Nominees             [_] WITHHELD from all Nominees

   [_] FOR, except for the following Nominee(s)

   --------------------------------------------------------------

2. Ratification of KPMG LLP as Independent Auditors

FOR  [_]    AGAINST  [_]     ABSTAIN  [_]

3. Stockholder Proposal Regarding The Shareholder Rights Plan

FOR  [_]    AGAINST  [_]     ABSTAIN  [_]

If you wish to vote as the Board of Directors recommends, you need not mark this card. Just sign and date this card and return it promptly in the enclosed envelope.

                 YOUR VOTE IS IMPORTANT -- PLEASE VOTE TODAY.


--------------------------------------------------------------------------------
Signature(s)
                                                                          , 1999
--------------------------------------------------------------------------------
Date

    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 1999

I or we authorize V. E. Jordan Jr., W. H. Joyce and B. D. Fitzgerald, and any one or more of them, as proxies, to vote all stock of mine or ours in Union Carbide Corporation on any matters that come before its 1999 Annual Meeting of Stockholders or any adjournment of the meeting. Each proxy may substitute another to act for him. Each item of business listed on the reverse side of this card is described in the Proxy Statement.

THE PROXIES WILL VOTE: (1) AS YOU SPECIFIED ON THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE NO CHOICE IS SPECIFIED, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

For Participants in the Union Carbide, Union Carbide ESOP, UCAR, OSi or Praxair Savings Programs: As to those shares of Union Carbide Corporation, if any, that are held for me, I instruct the Trustee of the applicable Program to sign a proxy for me in substantially the form set forth on the reverse side. THE TRUSTEE SHALL MARK THE PROXY AS I INSTRUCT. IF THE TRUSTEE DOES NOT RECEIVE THIS PROXY, MY SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES THE SHARES FOR WHICH IT RECEIVES INSTRUCTIONS.

UNION CARBIDE CORPORATION
39 Old Ridgebury Road, Danbury, CT 06817-0001

To Our Stockholders:

   You will find the formal notice of the annual meeting in the enclosed proxy statement. Please read the statement and when finished, promptly mark, sign, and return the attached proxy card in the enclosed envelope to insure that your shares will be represented. It is important that you exercise your right to vote, whether or not you plan to attend the meeting.

   We appreciate the continuing interest of stockholders in the business of Union Carbide.

                                            Sincerely yours,
March 15, 1999

                                            William H. Joyce
                                            Chairman of the Board


    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 1999

I or we authorize V. E. Jordan Jr., W. H. Joyce and B. D. Fitzgerald, and any one or more of them, as proxies, to vote all stock of mine or ours in Union Carbide Corporation on any matters that come before its 1999 Annual Meeting of Stockholders or any adjournment of the meeting. Each proxy may substitute another to act for him. Each item of business listed on the reverse side of this card is described in the Proxy Statement.

THE PROXIES WILL VOTE: (1) AS YOU SPECIFIED ON THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE NO CHOICE IS SPECIFIED, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS, JUST SIGN, DATE AND RETURN THIS CARD.

--------------------------------------------------------------------------------
Signature (s)

--------------------------------------------------------------------------------
(Please add your title if signing as agent, administrator, executor, or trustee.)

                                                                          , 1999
--------------------------------------------------------------------------------
Date

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT PROPOSALS 1 AND 2.

1. Election of Directors
   [_] FOR all Nominees                           [_] WITHHELD from all Nominees
   [_] FOR, except for the following Nominee(s)
   _____________________________________________________________________________

2. Ratification of KPMG LLP as Independent Auditors

   FOR  [_]    AGAINST  [_]    ABSTAIN [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 3.

3. Stockholder Proposal Regarding The Shareholder Rights Plan

   FOR  [_]    AGAINST  [_]    ABSTAIN [_]

NOMINEES FOR DIRECTOR OF UNION CARBIDE CORPORATION

C. Fred Fetterolf, Rainer E. Gut, Vernon E. Jordan, Jr., William H. Joyce, Robert D. Kennedy, Ronald L. Kuehn, Jr., Rozanne L. Ridgway, James M. Ringler, Paul J. Wilhelm